EXHIBIT 23.2





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We have issued our report dated January 17, 2003, accompanying the consolidated financial statements of Community Capital Bancshares, Inc. appearing in the Annual Report of the Company and incorporated by reference in the Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Community Capital Bancshares, Inc. on Form S-8.


                                     /s/ Mauldin & Jenkins, LLC

                                     MAULDIN & JENKINS, LLC



Atlanta, Georgia
May 22, 2003


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